Exhibit 4.1

Schlumberger Finance B.V.

SLB Limited

INDENTURE

Dated as of [    ]

[Name of Trustee]

as Trustee, Registrar, Paying Agent

and Transfer Agent

SCHLUMBERGER FINANCE B.V.

SLB LIMITED

Reconciliation and tie between Trust Indenture Act of 1939

and Indenture, dated as of [    ]

Section of Trust Indenture Act of 1939	Section(s) of Indenture

§ 310 (a)(1)	Section 7.10
(a)(2)	Section 7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	Section 7.10
(b)(5)	Section 7.8, Section 7.10
§ 311 (a)	Section 7.11
(b)	Section 7.11
(c)	Not Applicable
§ 312 (a)	Section 2.6
(b)	Section 10.2
(c)	Section 10.2
§ 313 (a)	Section 7.6
(b)	Section 7.6
(c)	Section 7.6
(d)	Section 7.6
§ 314 (a)	Section 4.2, Section 4.7
(b)	Not Applicable
(c)(1)	Section 10.3
(c)(2)	Section 10.3
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	Section 10.4
§ 315 (a)	Section 7.1(b)
(b)	Section 7.5
(c)	Section 7.1(a)

Section of Trust Indenture Act of 1939	Section(s) of Indenture
(d)	Section 7.1(c)
(d)(1)	Section 7.1(c)(1)
(d)(2)	Section 7.1(c)(2)
(d)(3)	Section 7.1(c)(3)
(e)	Section 6.14
§ 316 (a)(1)(A)	Section 6.12
(a)(1)(B)	Section 6.13
(a)(2)	Not Applicable
(a)(last sentence)	Section 2.10
(b)	Section 6.8
§ 317 (a)(1)	Section 6.3
(a)(2)	Section 6.4
(b)	Section 2.5
§ 318 (a)	Section 10.20

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

iii

ii

iii

Indenture dated as of [    ] by and among Schlumberger Finance B.V., a private limited liability company (besloten vennootschap) organized under the laws of the Netherlands having its registered address at Parkstraat 83, The Hague, The Netherlands, 2514 JG (the “Company”), SLB Limited, a company organized under the laws of Curaçao (the “Guarantor”), and [    ], as trustee (the “Trustee”), registrar, paying agent and transfer agent.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Securities (as defined below) issued under this Indenture.

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Transfer Agent or any other agent appointed pursuant to this Indenture.

“Board of Directors” means the Board of Directors of the Company, or the Guarantor, or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as applicable, to have been adopted by its Board of Directors or pursuant to authorization by its Board of Directors and to be in full force and effect on the date of the certification and delivered to the Trustee.

“Business Day” means, unless otherwise provided by Board Resolution and Officer’s Certificate or supplemental indenture for a particular Series, any day except a Saturday, a Sunday or a day on which banking or trust institutions in any of The City of New York, New York or a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Stock” means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Certificated Securities” means definitive Securities in registered non-global certificated form.

“Company” means Schlumberger Finance B.V. until a successor replaces it and thereafter means the successor.

“Company Order” or “Company Request” means a written order signed in the name of the Company by one of the Company’s Officers.

“Consolidated Net Worth” means the amount of total stockholders’ equity shown in the Guarantor’s most recent quarterly consolidated statement of financial position.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which, as of the date hereof is the address set forth in Section 10.1 hereof.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary for such Series by the Company which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.2 hereof.

“Dollars” or “$” means the currency of The United States of America.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2(a) hereof evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Government Obligations” means securities which are (i) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depository receipt.

“Guarantee” means a guarantee by the Guarantor of the Company’s obligations under this Indenture and any Series of Securities and as provided in the applicable Board Resolution and Officer’s Certificate or supplemental indenture establishing the terms of such Series of Securities.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the register maintained by the Registrar.

“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

“indenture securities” means the Securities.

“Issue Date” means, with respect to any Security, the date of original issuance of such Security.

“Maturity” means, when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Mortgage” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“Non-recourse Debt” means indebtedness as to which (a) none of the Company, the Guarantor and its Subsidiaries (x) provides credit support of any kind or (y) is directly or indirectly liable as a guarantor or otherwise and (b) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company, the Guarantor or any of its other Subsidiaries.

“obligor” on the indenture securities means the Company issuing such Securities and any successor to such obligor upon the Securities, and the Guarantor, and its successors.

“Officer” means the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice-President, the Treasurer, a Director, the Chairman, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company or the Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed by an Officer of the Company or the Guarantor, as applicable.

“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be a direct or indirect employee of or counsel to the Company or the Guarantor.

“Person” means any individual, corporation, partnership, limited liability company, association, joint venture, trust, joint stock company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office responsible for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

“Restricted Property” means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of the Guarantor or any of its Restricted Subsidiaries, whether owned on or acquired after the Issue Date of the Securities of any Series, unless, in the opinion of the Board of Directors of the Guarantor, such plant or facility or other asset is not of material importance to the total business conducted by the Guarantor and its Restricted Subsidiaries taken as a whole.

“Restricted Security”, with respect to any Series of Securities, means a Security of such Series, unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement with respect to such Series or (ii) distributed to the public pursuant to Rule 144 under the Securities Act or any similar provision then in force.

“Restricted Subsidiary” means any Subsidiary of the Guarantor which owns a Restricted Property.

“SEC” means the Securities and Exchange Commission.

“Securities” means any debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” or “Series of Securities” means each series of Securities of the Company created pursuant to Section 2.1 and Section 2.2 hereof.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal or interest of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any specified Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person (or a combination thereof); and (b) any partnership or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“Unrestricted Securities”, with respect to any Series of Securities, means a Security (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement with respect to such Series or (ii) distributed to the public pursuant to Rule 144 under the Securities Act or any similar provision then in force.

Section 1.2. Other Definitions.

TERM	DEFINED IN SECTION
“Additional Amounts”	Section 4.6(a)
“Authorized Officers”	Section 10.1(f)
“Bankruptcy Law”	Section 6.1(b)

“covenant defeasance”	Section 8.1(b)
“Custodian”	Section 6.1(b)
“Events of Default”	Section 6.1(a)
“FATCA”	Section 10.8(a)
“Instructions”	Section 10.1(f)
“Judgment Currency”	Section 10.15(a)
“legal defeasance”	Section 8.1(e)
“New York Banking Day”	Section 10.15(b)
“Paying Agent”	Section 2.4
“Process Agent”	Section 10.17(c)
“Registrar”	Section 2.4
“Related Proceeding”	Section 10.17(a)
“Relevant Tax Jurisdiction”	Section 4.6(a)
“Required Currency”	Section 10.15(a)
“Tax Jurisdiction”	Section 4.6(a)
“Tax Redemption Date”	Section 3.10(a)
“Taxes”	Section 4.6(a)
“Transfer Agent”	Section 2.4

Section 1.3. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) provisions apply to successive events and transactions; and

(f) unless otherwise provided in this Indenture or in any Security, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Security or any document to be delivered hereunder or thereunder or the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent permitted by, and as provided for in, any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

ARTICLE II.

THE SECURITIES

Section 2.1. Issuable in Series.

(a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series.

(b) All Securities of a Series shall be identical except as may be set forth in, or pursuant to a Board Resolution and Officer’s Certificate or supplemental indenture establishing the terms of such Series of Securities.

Section 2.2. Establishment of Terms of Series of Securities.

(a) At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Section 2.2(a)(1) hereof and either as to such Securities within the Series or as to the Series generally in the case of Section 2.2(a)(2) through Section 2.2(a)(29) hereof) by or pursuant to a Board Resolution and Officer’s Certificate or supplemental indenture:

(1) the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

(2) the aggregate principal amount of the Securities of the Series to be issued;

(3) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, Section 2.8, Section 2.11, Section 3.6 or Section 9.6 hereof);

(4) the date or dates on which the principal and premium, if any, of the Securities of the Series is payable;

(5) the rate or rates, which may be fixed or variable, at which the Securities of the Series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(6) the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company with respect to the Securities of such Series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in this Indenture;

(7) the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of Holders to whom interest is payable on any such dates;

(8) the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

(9) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company, or any changes to the redemption provisions set forth in Article III hereof that will apply to the Securities of the Series, which may consist of establishing different terms or provisions from those set forth in Article III hereof;

(10) the obligation, if any, of the Company to redeem or purchase, if other than as set forth herein, the Securities of the Series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(11) the terms of any repurchase or remarketing rights;

(12) if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the Securities of the Series shall be issuable;

(13) the forms of the Securities of the Series including the form of the Trustee’s certificate of authentication for such Series;

(14) any trustees, authenticating agents or Agents with respect to the Securities of the Series, if different from those set forth in this Indenture;

(15) if the Securities of the Series shall be issued in whole or in part in the form of a Global Security or Securities, the type of Global Security to be issued; the terms and conditions, if different from those contained in this Indenture, upon which such Global Security or Securities may be exchanged in whole or in part for Certificated Securities; the Depositary for such Global Security or Securities; and the form of any legend or legends to be borne by any such Global Security or Securities in addition to or in lieu of the legend referred to in Section 2.14(c) hereof;

(16) any provisions granting special rights to Holders when a specified event occurs;

(17) if the amount of principal or any premium or interest on Securities of any Series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(18) any special tax implications of the Securities, including provisions for original issue discount securities, if offered;

(19) whether and upon what terms Securities of the Series may be defeased if different from the provisions set forth in this Indenture;

(20) with regard to the Securities of any Series that do not bear interest, the dates for certain required reports to the Trustee;

(21) whether the Securities of any Series will be issued as Unrestricted Securities or Restricted Securities, and, if issued as Restricted Securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

(22) whether the Securities of any Series will be subject to a Guarantee by the Guarantor or a guarantee by any other Person and the terms and conditions upon which such Securities shall be guaranteed;

(23) the currency or currencies in which payment of the principal of, premium, if any, and interest on, the Securities of the Series shall be payable;

(24) if other than the entire principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.2 hereof;

(25) the provisions, if any, relating to any security provided for the Securities of the Series;

(26) any additional covenants or Events of Default that will apply to the Securities of the Series, or any changes to the covenants set forth in Article IV hereof or the Events of Default set forth in Section 6.1(a) hereof that will apply to the Securities of the Series, which may consist of establishing different terms or provisions from those set forth in Article IV or Section 6.1(a) hereof or eliminating any such covenant or Event of Default with respect to the Securities of the Series;

(27) any Depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein;

(28) whether the Securities of the Series will be convertible into or exchangeable for other Securities, common shares or other securities of any kind of the Company or another obligor, and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the Holder or at the Company’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein; and

(29) any and all additional, eliminated or changed terms that shall apply to the Securities of the Series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of Securities of that Series.

(b) All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution and Officer’s Certificate or supplemental indenture referred to above.

Section 2.3. Execution and Authentication.

(a) An Officer of the Company shall sign the Securities for the Company by manual, facsimile or electronic signature.

(b) If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

(c) A Security shall not be valid until authenticated by the manual, facsimile or electronic signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(d) The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution and Officer’s Certificate or supplemental indenture, upon receipt by the Trustee of a Company Order. Each Security shall be dated the date of its authentication unless otherwise provided by the relevant Board Resolution and Officer’s Certificate or supplemental indenture.

(e) The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution and Officer’s Certificate or supplemental indenture delivered pursuant to Section 2.2(a) hereof.

(f) Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Article VII) shall be fully protected in relying on:

(1) the Board Resolution and Officer’s Certificate or supplemental indenture establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series;

(2) an Officer’s Certificate complying with Section 10.4(a) hereof; and

(3) an Opinion of Counsel complying with Section 10.4(a) hereof.

(g) The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series:

(1) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or

(2) if the Trustee in good faith by its board of directors or trustees, executive committee or a committee of Responsible Officers shall determine that such action would expose the Trustee to personal liability.

(h) The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.4. Paying Agent, Registrar and Transfer Agent.

(a) The Company will maintain one or more paying agents (each, a “Paying Agent”) for the Securities in the Borough of Manhattan, City of New York. The initial Paying Agent will be [__________] in [__________] and thereafter “Paying Agent” shall mean or include each Person who is then a Paying Agent hereunder, and if at any time there is more than one such Person, “Paying Agent” as used with respect to the Securities of any Series shall mean the Paying Agent with respect to Securities of that Series.

(b) The Company will also maintain one or more registrars (each, a “Registrar”) with an office in the Borough of Manhattan, City of New York.

(c) The Company will also maintain a transfer agent (each a “Transfer Agent”) in the Borough of Manhattan, City of New York.

(d) The initial Registrar will be [__________] in [_________] and thereafter “Registrar” shall mean or include each Person who is then a Registrar hereunder, and if at any time there is more than one such Person, “Registrar” as used with respect to the Securities of any Series shall mean the Registrar with respect to Securities of that Series.

(e) The initial Transfer Agent will be [__________] in [ ___________] and thereafter “Transfer Agent” shall mean or include each Person who is then a Transfer Agent hereunder, and if at any time there is more than one such Person, “Transfer Agent” as used with respect to the Securities of any Series shall mean the Transfer Agent with respect to Securities of that Series.

(f) The Registrar will maintain a register reflecting ownership of Securities outstanding from time to time and the Paying Agent will make payments on, and the Transfer Agents will facilitate transfer of Securities, on the behalf of the Company.

(g) The Company shall maintain an up-to-date copy of such register of its Securities at its registered office, and the Registrar shall provide upon written request by the Company an up-to-date copy thereof.

(h) Each Transfer Agent shall perform the functions of a transfer agent.

(i) The Company may change any Paying Agent, Registrar or Transfer Agent for its Securities without prior notice to the Holders.

Section 2.5. Paying Agent to Hold Money in Trust.

(a) The Company shall require each Paying Agent appointed by it other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment.

(b) While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

(c) The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.

(d) Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money.

(e) If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.

Section 2.6. Securityholder Lists.

(a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA § 312(a).

(b) If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities, and the Company shall otherwise comply with TIA § 312(a).

Section 2.7. Transfer and Exchange.

(a) Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if the requirements for such transactions set forth in this Indenture are met.

(b) To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request upon the Trustee’s receipt of a Company Order from the Company.

(c) No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.11, Section 3.6 or Section 9.6 hereof).

(d) Neither the Company nor the Registrar shall be required (1) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the date of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such notice, or (2) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

Section 2.8. Mutilated, Destroyed, Lost and Stolen Securities.

(a) If any mutilated Security is surrendered to the Trustee, the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or satisfactory indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

(d) Upon the issuance of any new Security under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e) Every new Security of any Series issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

(f) The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.9. Outstanding Securities.

(a) The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security, if applicable, effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.9 as not outstanding.

(b) If a Security is replaced pursuant to Section 2.8 hereof, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

(c) If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

(d) The Company may purchase or otherwise acquire the Securities, whether by open market purchases, negotiated transactions or otherwise. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

(e) In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

Section 2.10. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Company or any Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11. Temporary Securities.

(a) Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order.

(b) Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.

(c) Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate definitive Securities of the same Series and date of Maturity in exchange for temporary Securities.

(d) Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.12. Cancellation.

(a) All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities surrendered directly to the Trustee for any such purpose shall be promptly cancelled by the Trustee.

(b) The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee.

(c) If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.

(d) No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.12, except as expressly permitted by this Indenture.

(e) Cancelled Securities held by the Trustee shall be destroyed by the Trustee in accordance with its customary procedures. The Company by a Company Order may direct the Trustee to deliver a certificate of such destruction to the Company.

Section 2.13. Defaulted Interest.

(a) If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Securityholders of the Series on a subsequent special record date.

(b) The Company shall fix the special record date and payment date.

(c) At least 10 days before the special record date, the Company shall deliver to the Trustee and to each Securityholder of the Series a notice that states the special record date, the payment date and the amount of interest to be paid.

(d) The Company may pay defaulted interest in any other lawful manner.

Section 2.14. Global Securities.

(a) Terms of Securities. A Board Resolution and an Officer’s Certificate or, a supplemental indenture shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

(b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.7 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of this Indenture for Certificated Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Security shall be so exchangeable.

(1) Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Certificated Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

(2) Except as provided in this Section 2.14(b), a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(3) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(c) Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.”

(d) Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

(e) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2 hereof, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof, which in the case of a Depositary therefor will be made in accordance with its applicable procedures.

(f) Holders. The Company, the Trustee and each Agent shall treat the Person in whose name any Security is registered in the register maintained by the Registrar as the Holder for all purposes including for purposes of obtaining any consents, declarations, waivers or directions permitted or required to be given by the Holders pursuant to this Indenture.

(g) No Liability for Depositary. None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

Section 2.15. CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP,” “ISIN” and or “Common Code” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” and or “Common Code” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE III.

REDEMPTION

Section 3.1. Notice to Trustee; No Liability for Calculations.

(a) The Company may, with respect to any Series of Securities, reserve the right to redeem and pay such Series of Securities or may covenant to redeem and pay such Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities.

(b) If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Series of Securities to be redeemed at least 5 days before the date notice of redemption is deliverable to the Holders (or such shorter notice as may be acceptable to the Trustee).

(c) The Trustee shall have no liability with respect to or obligation to calculate the redemption price of any Securities to be redeemed pursuant to this Indenture.

Section 3.2. Selection of Securities to be Redeemed.

(a) Unless otherwise indicated for a particular Series by a Board Resolution and Officer’s Certificate or a supplemental indenture, if fewer than all of the Securities of a Series are to be redeemed at any time, the Trustee will select the Certificated Securities of such Series to be redeemed on a pro rata basis (or, in the case of Global Securities the Securities of such Series to be redeemed shall be selected in accordance with the applicable procedures of the Depositary). The Trustee will not be liable for selections made as contemplated in this Section 3.2.

(b) No Securities of a Series in principal amount of less than the minimum authorized denomination can be redeemed in part.

Section 3.3. Notice of Redemption.

(a) Unless otherwise indicated for a particular Series by Board Resolution and Officer’s Certificate or supplemental indenture, at least 10 days but not more than 60 days before a redemption date, the Company will deliver a notice of redemption to each Holder whose Securities are to be redeemed in accordance with Section 10.1 hereof, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a legal defeasance or covenant defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article VIII hereof.

(b) The notice shall identify the Securities to be redeemed and corresponding CUSIP, ISIN or Common Code numbers, as applicable, and will state:

(1) the redemption date;

(2) the redemption price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;

(3) if any Global Security is being redeemed in part, the portion of the principal amount of such Global Security to be redeemed and that, after the redemption date upon surrender of such Global Security, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;

(4) if any Certificated Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed, and that, after the redemption date, upon surrender of such Security, a new Certificated Security or Certificated Securities in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Certificated Security;

(5) the name and address of the Paying Agent(s) to which the Securities are to be surrendered for redemption;

(6) that Securities of the Series called for redemption must be surrendered to the relevant Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any, and Additional Amounts, if any;

(7) that, unless the Company defaults in making such redemption payment, interest and Additional Amounts, if any, on Securities called for redemption cease to accrue on and after the redemption date;

(8) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(9) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(10) the CUSIP, ISIN and/or Common Code numbers, if any, and that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers, if any, listed in such notice or printed on the Securities.

(c) At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 15 days prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and attaching the form of redemption notice provided pursuant to this Section 3.3.

Section 3.4. Effect of Notice of Redemption.

(a) Once notice of redemption is given as provided in Section 3.3 hereof, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price.

(b) Unless otherwise indicated for a particular Series by Board Resolution and Officer’s Certificate or supplemental indenture, a notice of redemption may not be conditional.

(c) Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to, but excluding, the redemption date.

(d) On or after any redemption date, unless the Company or the Guarantor defaults in payment of the redemption price, interest shall cease to accrue on Securities or portions thereof called for redemption.

Section 3.5. Deposit of Redemption Price.

On or before 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.

Section 3.6. Certificated Securities Redeemed in Part.

Upon surrender of a Certificated Security that is redeemed in part, the Trustee shall, upon receipt of a Company Order, authenticate for the Holder a new Certificated Security of the same Series and the same Maturity equal in principal amount to the unredeemed portion of the Certificated Security surrendered.

Section 3.7. Sinking Fund.

Unless otherwise indicated for a particular Series by Board Resolution and Officer’s Certificate or supplemental indenture, the provisions of Section 3.8 and Section 3.9 hereof shall be applicable to any sinking fund for the retirement of Securities of a Series.

Section 3.8. Satisfaction of Sinking Fund Payments with Securities.

(a) The Company (1) may deliver outstanding Securities of a Series other than any Securities previously called for redemption and (2) may apply as a credit Securities of a Series that have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such Series required to be made pursuant to the terms of such Securities, provided that such Securities have not been previously so credited.

(b) Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 3.9. Redemption of Securities for Sinking Fund.

(a) Not less than 40 days prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that Series pursuant to the terms of the Series, the portion thereof, if any, that is to be satisfied by payment of cash in the currency in which the Securities of such Series are denominated (except as provided pursuant to Section 2.2 hereof), the portion thereof, if any, that is to be satisfied by delivering and crediting Securities of that Series pursuant to Section 3.8 hereof and the basis for such credit.

(b) Together with such Officer’s Certificate, the Company will deliver to the Trustee any Securities to be so delivered.

(c) Not less than 30 days before each such sinking fund payment date the Securities to be redeemed upon such sinking fund payment date shall be selected for redemption in the manner specified in Section 3.2 hereof and the Company shall give or cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3 hereof.

Section 3.10. Redemption Upon Changes in Tax Law.

(a) The Company or the Guarantor, as applicable, may redeem its Securities of any Series (and the Guarantor may redeem any Series of Securities which it has guaranteed), in whole but not in part, at its discretion at any time upon giving notice to the Holders of such Securities in accordance with Section 3.3 hereof (which notice will be irrevocable), at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by the Company or the Guarantor, as applicable, for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of such Securities on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of such Securities, the Company or the Guarantor, as applicable, is or would be required to pay Additional Amounts, and the Company or Guarantor cannot avoid any such payment obligation by taking reasonable measures available to it, and the requirement arises as a result of:

(1) any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Tax Jurisdiction which change or amendment becomes effective on or after the Issue Date (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the Issue Date, such later date), or

(2) any amendment to, or change in, an official interpretation or application of such laws, regulations or rulings (including by virtue of a holding, judgment, order by a court of competent jurisdiction or a change in published administrative practice) which amendment or change becomes effective on or after the Issue Date (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the Issue Date, such later date).

(b) Neither the Company nor the Guarantor, as applicable, will give any such notice of redemption earlier than 90 days prior to the earliest date on which the Company or the Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of the applicable Securities was then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the giving of any notice of redemption of the Securities pursuant to the foregoing, the Company or the Guarantor, as applicable, will deliver to the Trustee an opinion of independent tax counsel to the effect that there has been such amendment or change which would entitle the Company or the Guarantor to redeem such Securities hereunder. In addition, before the Company or the Guarantor, as applicable, gives notice of redemption of such Securities as described above, it will deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Company or the Guarantor, as applicable, taking reasonable measures available to it.

(c) The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of the applicable Series of Securities.

(d) The provisions of this Section 3.10 will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or the Guarantor is incorporated, organized or resident for tax purposes and any political subdivision thereof or therein.

ARTICLE IV.

COVENANTS

Section 4.1. Payment of Principal, Premium and Interest.

(a) The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of, premium, if any, and interest on the Securities of that Series in accordance with the terms of such Securities and this Indenture.

(b) Unless otherwise provided by Board Resolution and Officer’s Certificate or supplemental indenture for a particular Series, on or before 10:00 a.m., New York City time, on the applicable payment date, the Company shall deposit with the Paying Agent money sufficient to pay the principal of, premium, if any, and interest, if any, on the Securities of each such Series in accordance with the terms of such Securities and this Indenture.

Section 4.2. Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 120 days after the end of its fiscal year (which as of the date of this Indenture is December 31, or if the fiscal year with respect to the Company is changed so that it ends on a date other than December 31, such other fiscal year end date as the Company shall notify to the Trustee in writing) of the Company, an Officer’s Certificate complying with TIA § 314(a)(4) and stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b) The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.3. Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.4. Corporate Existence.

Subject to Article V hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of its business and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

Section 4.5. Limitation on Liens.

(a) The Guarantor will not, and will not permit any of its respective Subsidiaries to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, secured by a Mortgage on any Restricted Property, or on any shares of stock, ownership interests in, or indebtedness of a Restricted Subsidiary, without effectively providing concurrently with the incurrence, issuance, assumption or guarantee of such secured indebtedness that the Securities (together with, if the Company or the Guarantor shall so determine, any of its other indebtedness or the indebtedness of any such Restricted Subsidiary then existing or thereafter created ranking on a parity with the Securities or Guarantees) shall be secured equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured indebtedness (excluding any indebtedness secured by Mortgages of the types referred to in clauses (1) through (10) below) would not exceed 20% of Consolidated Net Worth as shown on the Guarantor’s most recent consolidated quarterly financial statements; provided, however, that these provisions shall not apply to:

(1) Mortgages existing on the date of original issuance of the Securities;

(2) Mortgages on property or assets of, or on any shares of stock, ownership interests in or indebtedness of, any Person existing at the time such Person becomes a Subsidiary (including a Restricted Subsidiary) of the Company or the Guarantor;

(3) Mortgages on property or assets existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or cost of construction, development, expansion or improvement thereof or to secure any indebtedness incurred prior to, at the time of, or within 12 months after, the acquisition or completion of construction, development, expansion or improvement of such property or assets or its commencement of commercial operations for the purpose of financing all or any part of the purchase price or cost of construction, development, expansion or improvement thereof;

(4) Mortgages in favor of the Company, the Guarantor or any other Subsidiary of the Guarantor;

(5) the Mortgage of any of the Guarantor’s property or assets or any property or assets of any of its Restricted Subsidiaries in favor of the United States of America, the Netherlands or any other sovereign entity, or any state, province or other political subdivision thereof, or any entity, department, agency, instrumentality or comparable authority thereof, to secure partial, progress, advance or other payments pursuant to the provisions of any contract, statute, law, rule or regulation;

(6) the Mortgage of any property or assets to secure indebtedness of the pollution control, industrial revenue or other revenue bond type;

(7) Mortgages incurred or deposits made (including Mortgages and deposits securing letters of credit or similar financial assurance) to secure the performance of or in connection with bids, tenders, statutory, governmental or private contractual or other obligations, surety, performance, completion, appeal or similar bonds, leases, return-of-money bonds and other obligations similar to any of the foregoing, in each case in the ordinary course of business;

(8) Mortgages arising by operation of law, including but not limited to Mortgages for taxes, assessments or similar charges that are not yet due or the validity of which is being contested in good faith by appropriate proceedings;

(9) Mortgages created in connection with the acquisition of property or assets, or a project financed with, Non-recourse Debt; and

(10) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses, inclusive; provided, that such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property or assets that secured the Mortgage extended, renewed or replaced, plus improvements on such property or assets.

Section 4.6. Additional Amounts.

(a) All payments made by the Company under or with respect to the Securities of a Series, or by the Guarantor with respect to any Guarantee of such Series of Securities, will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by interpretation or administration of law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Company (or a successor), or the Guarantor (or a successor), is then incorporated, organized or resident for tax purposes or any political subdivision thereof or therein (each, a “Relevant Tax Jurisdiction”) or (2) any jurisdiction from or through which payment is made by or on behalf of the Company, or the Guarantor (including the jurisdiction of any Paying Agent for the applicable Series of Securities) or any political subdivision thereof or therein (each, together with each Relevant Tax Jurisdiction, a “Tax Jurisdiction”) will at any time be required to be made from any payments made or deemed made by or on behalf of the Company under or with respect to the Securities, or the Guarantor under or with respect to the applicable Guarantee, including payments of principal, redemption price, interest or premium, the Company or the Guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each beneficial owner of the applicable Securities after such withholding, deduction or imposition (including any such withholding, deduction or imposition from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(1) any Taxes, to the extent such Taxes would not have been imposed but for the existence of any actual or deemed present or former connection between the Holder or the beneficial owner of such Securities and the applicable Tax Jurisdiction (including, without limitation, being or having been a national, resident or citizen of, being or having been engaged in a trade or business in, being or having been physically present in, or having or having had a permanent establishment in, such jurisdiction for Tax purposes), other than the holding of such Security, the enforcement of rights under such Security or under the Guarantee or the receipt of any payments in respect of such Security or Guarantee;

(2) any Taxes, to the extent such Taxes were imposed as a result of the presentation of such Security for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the applicable Security been presented on the last day of such 30 day period);

(3) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(4) any Tax imposed on or with respect to any payment by the Company or Guarantor to the Holder if such Holder is a fiduciary, partnership, limited liability company or other Person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had such Holder been the sole beneficial owner of such Security;

(5) any Taxes withheld, deducted or imposed on a payment to an individual that are required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to, such directive;

(6) Taxes imposed on or with respect to a payment made to a Holder of such Security who would have been able to avoid such withholding or deduction by presenting such Security (where presentation is required) to another Paying Agent;

(7) any Taxes payable other than by deduction or withholding from payments under, or with respect to, such Securities or the Guarantee;

(8) any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the Holder or beneficial owner of such Security, to comply with any written request of the Company or the Guarantor addressed to the Holder to satisfy any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of the applicable Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the applicable Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in such Tax Jurisdiction), but in each case, only to the extent the Holder or beneficial owner is legally entitled to provide such certification or documentation;

(9) in respect of any Tax withheld or deducted pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or

(10) any combination of items (1) through (9) of this Section 4.6(a).

(b) In addition to the foregoing, the Company and the Guarantor, as the case may be, will also pay and indemnify the beneficial owners for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, charges or similar levies (including penalties, interest and any other reasonable expenses related thereto) which are levied by an applicable Tax Jurisdiction on the execution, delivery, issuance, or registration of its Securities, or this Indenture or the related supplement, Guarantee or any other document or instrument referred to therein.

(c) If the Company or the Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to its Securities, or the Guarantee, the Company or the Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises fewer than 45 days prior to that payment date, in which case the Company or Guarantor shall notify the Trustee promptly thereafter but no later than the Business Day prior to the relevant payment date) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate(s) must also set forth any other information reasonably necessary to enable the Paying Agents to pay such Additional Amounts to Holders on the relevant payment date. The Trustee and the Paying Agents shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

(d) The Company or the Guarantor, as the case may be, will make all withholdings and deductions required by law in respect of its Securities, and will remit the full amount deducted or withheld to the applicable Tax authority in accordance with applicable law. The Company or the Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. Upon reasonable written request, the Company or the Guarantor will furnish to the Trustee (or to a Holder or beneficial owner upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company or Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.

(e) Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Securities or of principal, interest or of any other amount payable under, or with respect to, any of the Securities or any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f) The obligations in this Section 4.6 will survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner of its Securities, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Company or the Guarantor is incorporated, organized or resident for tax purposes or any jurisdiction from or through which payment is made by or on behalf of such Person on the applicable Securities (or any Guarantee) and any political subdivision thereof or therein.

(g) Notwithstanding any provision herein or in the Securities or any Guarantee to the contrary, none of the Trustee, the Registrar, any Transfer Agent or any Paying Agent shall be required to determine the identity of a beneficial owner or be liable for any determination thereof by the Company or the Guarantor.

Section 4.7. Reports.

(a) So long as any Securities are outstanding, the Guarantor shall file with the Trustee, within 15 days after the Guarantor files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Guarantor may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The Guarantor shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR (or any successor electronic delivery procedure). The Company shall also comply with the provisions of TIA § 314(a).

(b) The Trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, whether any financial information has been filed with the SEC or posted on the EDGAR system (or any successor electronic delivery procedure) or any website or whether either of the Company or the Guarantor has delivered the reports described under this Section 4.7 or otherwise complied with its obligations under this Section 4.7.

(c) Delivery of reports, information and documents (including, without limitation, reports contemplated in this Section 4.7) to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s or the Guarantor’s compliance with any of their respective covenants under this Indenture, the Securities or the Guarantee, as applicable (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE V.

SUCCESSORS

Section 5.1. Consolidation, Merger and Sale of Assets.

(a) Neither the Company nor the Guarantor may consolidate with or merge into any other Person or transfer or lease all or substantially all of its assets to any Person unless any successor or purchaser (if the Company or the Guarantor, as applicable, is not the surviving entity) expressly assumes its obligations under this Indenture and the Securities or its Guarantees, as applicable, by an indenture supplemental to this Indenture, and immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

(b) An Officer’s Certificate and an Opinion of Counsel will be delivered to the Trustee by the Company or the Guarantor, as applicable, stating that the proposed transaction and any supplemental indenture comply with this Indenture, which such Officer’s Certificate and Opinion of Counsel will serve as conclusive evidence of compliance with this Section 5.1.

Section 5.2. Assumption by a Subsidiary.

(a) Any Subsidiary of the Guarantor may, at its option, assume the obligations of the Company under this Indenture and the Securities, provided that:

(1) such Subsidiary shall expressly assume such obligations in an assumption agreement or supplemental indenture duly executed and delivered to the Trustee, and

(2) immediately after giving effect to such assumption, no Default or Event of Default, shall have occurred and be continuing.

(b) Upon any such assumption, the Person so assuming the Company’s obligations under this Indenture and the Securities shall succeed to, and be substituted for, and may exercise any right and power of, the Company under the Securities and this Indenture with the same effect as if such Person had been the issuer thereof and party hereto, and the Company shall be released from its liability as obligor under the Securities.

(c) An Officer’s Certificate and an Opinion of Counsel will be delivered to the Trustee by the Company or the Guarantor, as applicable, stating that the proposed transaction and any supplemental indenture comply with this Indenture, which such Officer’s Certificate and Opinion of Counsel will serve as conclusive evidence of compliance with this Section 5.2.

(d) Upon any such assumption, the Company shall notify Holders of such assumption.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.1. Events of Default.

(a) The following are “Events of Default” with respect to the Company’s Securities of any Series, unless otherwise provided in the establishing Board Resolution and Officer’s Certificate or supplemental indenture:

(1) the Company’s failure to pay any interest on the Securities within 30 days after such interest becomes due and payable;

(2) the Company’s failure to pay principal of the Securities at Maturity, or if applicable, the redemption price, when the same become due and payable;

(3) the Company’s failure to pay any sinking fund installment as and when the same shall become due and payable by the terms of the Securities, and continuance of such default for a period of 30 days;

(4) the Company’s failure to comply with any of the covenants or agreements in the Securities or this Indenture (other than an agreement or covenant that the Company has included in this Indenture solely for the benefit of another Series of Securities that does not constitute part of the Company’s Securities of such Series) for 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all outstanding Securities of such Series affected by that failure;

(5) except as permitted by this Indenture, the Guarantee of any Series of Securities is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Guarantor, or any authorized Person acting on behalf of the Guarantor, denies or disaffirms the Guarantor’s obligations under the Guarantee;

(6) the Company or the Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is unable to pay its debts as the same become due;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or the Guarantor, as applicable, in an involuntary case,

(B) appoints a Custodian of the Company or the Guarantor, as applicable, or for all or substantially all of its property, or

(C) orders the liquidation of the Company or the Guarantor, as applicable,

(D) and the order or decree remains unstayed and in effect for 60 days; and

(8) any other Event of Default provided in the Officer’s Certificate and or Board Resolution or supplemental indenture under which such Series of Securities is issued.

(b) The term “Bankruptcy Law” means Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors and any similar law of any applicable jurisdiction for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(c) A Default under one Series of Securities issued under this Indenture will not necessarily be a default under another Series of Securities under this Indenture.

Section 6.2. Acceleration of Maturity; Rescission and Annulment.

(a) Except as provided in the establishing Board Resolution and Officer’s Certificate or supplemental indenture for a Series of Securities, if an Event of Default for such Series of Securities occurs and is continuing (other than an Event of Default referred to in Section 6.1(a)(6) or Section 6.1(a)(7)), the Trustee or the Holders of at least 25% in principal amount of such Series of outstanding Securities may require the Company to pay immediately the principal amount plus accrued and unpaid interest on such Securities. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization referred to in Section 6.1(a)(6) or Section 6.1(a)(7) occurs with respect to the Company (or with respect to the Guarantor), the principal amount plus accrued and unpaid interest on the all of the outstanding Securities (or in the case of the Guarantor, all Securities of the Series for which the Guarantor has provided a Guarantee) will become immediately due and payable without any action on the part of the Trustee or any Holder.

(b) At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to Securities of that Series, other than the non-payment of the principal and interest, if any, of Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

(c) No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Company covenants that if

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of principal of any Security at the Maturity thereof, or

(3) default is made in the deposit of any sinking fund payment when and as due by the terms of a Security,

then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company, or any other obligor upon such Securities, wherever situated.

(c) If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4. Trustee May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.6. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 7.7 hereof; and

Second: To the payment of the amounts then due and unpaid for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third: To the Company.

Section 6.7. Limitation on Suits.

(a) A Holder of Securities of any Series may pursue any remedy under this Indenture applicable to such Securities only if:

(1) the Holder gives the Trustee written notice of a continuing Event of Default for such Series of Securities;

(2) the Holders of at least 25% in principal amount of such outstanding Series of Securities make a written request to the Trustee to pursue the remedy;

(3) the Holders furnish to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request;

(4) the Trustee fails to act for a period of 60 days after receipt of notice and furnishing of indemnity; and

(5) during that 60-day period, the Holders of a majority in principal amount of the outstanding Securities of such Series do not give the Trustee a direction inconsistent with the request,

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.8. Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10. Rights and Remedies Cumulative.

(a) Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

(b) The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11. Delay or Omission Not Waiver.

(a) No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(b) Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12. Control by Holders.

(a) The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series; provided that:

(1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that such direction shall be in conflict with any rule of law or with this Indenture;

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3) the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified.

Section 6.13. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default (a) in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each outstanding Security of such Series affected.

Section 6.14. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE VII.

TRUSTEE

Section 7.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the occurrence and continuance of an Event of Default with respect to the Securities of any Series:

(1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificated or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this Section 7.1(c) does not limit the effect of Section 7.1(b) hereof;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Article VII.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on or investment of any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium (if any) and interest on and Additional Amounts with respect to the Securities.

(g) Notwithstanding anything herein to the contrary, the Trustee may refuse to perform any duty or exercise any right or power at the request or direction of any Holder or Holders pursuant to this Indenture, unless such Holder or Holders shall have offered and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee in its sole and absolute discretion against any costs, losses, liabilities and expenses which might be incurred by it in compliance with such request or direction.

Section 7.2. Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, security or other paper or document.

(b) Before the Trustee acts or refrains from acting, it may require instruction, an Officer’s Certificate and/or an Opinion of Counsel be provided. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Holders of a majority in aggregate principal amount of the relevant Series of Securities outstanding.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or the Guarantor, as applicable, shall be sufficient if signed by an Officer of the Company or the Guarantor, as applicable.

(f) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(g) The Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Securities pursuant to the provisions of this Indenture, unless such Holders of Securities shall have offered to the Trustee, security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Securities of any Series unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities of the applicable Series and this Indenture.

(i) The Trustee may at any time request, and the Company and the Guarantor shall each deliver an Officer’s Certificate setting forth the specimen signatures and the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, pandemics, epidemics, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities or the unavailability of the Federal Reserve Bank wire or telex, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent, and each other agent, custodian and other Person employed to act hereunder.

(l) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(m) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(n) The Trustee shall have no responsibility for monitoring the Company’s or the Guarantor’s compliance with any of its covenants under this Indenture.

Section 7.3. May Hold Securities.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Section 7.10 and Section 7.11 hereof.

Section 7.4. Trustee’s Disclaimer.

The Trustee makes no representation as to the validity, sufficiency or adequacy of any offering materials, this Indenture, the Securities or the Guarantees, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision hereof, and it shall not be responsible for any statement or recital herein or any statement in any offering materials or the Securities other than its certificate of authentication.

Section 7.5. Notice of Defaults.

(a) If a Default or Event of Default with respect to the Securities of any Series occurs and is continuing and it is actually known to the Trustee, the Trustee shall give to Holders of Securities of such Series a notice of the Default or Event of Default within 90 days after the Trustee has knowledge of such Default or Event of Default in accordance with Section 7.2(h) hereof.

(b) Except in the case of a Default or Event of Default in payment of principal of, premium (if any) and interest on and Additional Amounts or any sinking fund installment with respect to the Securities of such Series, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders of Securities of such Series to do so.

Section 7.6. Reports by Trustee to Holders.

(a) Within 60 days after May 15 of each year after the execution of this Indenture, the Trustee shall give to Holders of each Series of Securities and the Company a brief report dated as of such reporting date that complies with TIA § 313(a); provided, however, that if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date with respect to any Series of Securities, no report need be transmitted to Holders of such Series or the Company. The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports if and as required by TIA §§ 313(c) and 313(d).

(b) A copy of each report at the time of its transmittal to Holders of a Series of Securities shall be filed by the Company with the SEC and each securities exchange, if any, on which the Securities of such Series are listed. The Company shall notify the Trustee if and when any Series of Securities is listed on or delisted from any securities exchange.

Section 7.7. Compensation and Indemnity.

(a) The Company and the Guarantor, jointly and severally, agree to pay to the Trustee for its acceptance of this Indenture and services hereunder such compensation as the Company or the Guarantor and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. Each of the Company and the Guarantor agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it in connection with the performance of its duties and/or the exercise of its rights under this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) Each of the Company and the Guarantor, jointly and severally, shall indemnify the Trustee from, and agrees to hold it harmless for, from and against any and all damage, cost, claim, loss, liability or expense (including, without limitation, the reasonable fees and expenses of the Trustee’s agents and counsel) incurred by it arising out of or in connection with its acceptance and administration of the trusts hereunder, the performance of its obligations and/or the exercise of its rights hereunder, including, without limitation, the reasonable costs and expenses of defending itself against any claim, except as set forth in Section 7.7(c). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company and the Guarantor, as applicable, shall defend the claim, with counsel reasonably acceptable to the Trustee, and the Trustee shall cooperate in the defense, unless, the Trustee, in its reasonable discretion, determines that any actual or potential conflict of interest may exist, in which case the Trustee may have separate counsel, and the Company and the Guarantor shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

(c) The Company shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s own negligence or willful misconduct.

(d) To secure the payment obligations of the Company and the Guarantor in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium (if any) and interest on and any Additional Amounts with respect to Securities of any Series. Such lien and the obligations of the Company and the Guarantor under this Section 7.7 shall survive the satisfaction and discharge of this Indenture, the payment of the Securities and/or the resignation or removal of the Trustee.

(e) When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

Section 7.8. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

(b) The Trustee may resign and be discharged at any time with respect to the Securities of one or more Series by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities of any Series may remove the Trustee with respect to the Securities of such Series by so notifying the Trustee and the Company. The Company may remove the Trustee for any or all Series of the Securities if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a Custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more Series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those Series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such Series). Within one year after the successor Trustee with respect to the Securities of any Series takes office, the Holders of a majority in principal amount of the Securities of such Series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee with respect to the Securities of any Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities of such Series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.

(e) If the Trustee with respect to the Securities of a Series fails to comply with Section 7.10 hereof, any Holder of Securities of such Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Securities of such Series.

(f) In case of the appointment of a successor Trustee with respect to all Securities, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall give a notice of its succession to Holders in accordance with Section 10.1 hereof. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7 hereof.

(g) In case of the appointment of a successor Trustee with respect to the Securities of one or more Series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more Series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that:

(1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates;

(2) if the retiring Trustee is not retiring with respect to all Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and

(3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

(h) Nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

(i) Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates.

(j) On request of the Company, or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates subject to the lien provided for in Section 7.7 hereof.

(k) Such retiring Trustee shall, however, have the right to deduct its unpaid fees and expenses, including attorneys’ fees.

(l) Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.8, the obligations of the Company and the Guarantor under Section 7.7 hereof shall continue for the benefit of the retiring Trustee or Trustees.

Section 7.9. Successor Trustee by Merger, etc.

(a) Subject to Section 7.10 hereof, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

(b) In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.10. Eligibility; Disqualification.

(a) There shall at all times be a Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

(b) This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA § 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

(a) The Trustee is subject to and shall comply with the provisions of TIA § 311(a), as if such section applied hereto, excluding any creditor relationship listed in TIA § 311(b).

(b) A Trustee who has resigned or been removed shall be subject to TIA § 311(a), as if such section applied hereto, to the extent indicated therein.

ARTICLE VIII.

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1. Termination of Company’s Obligations.

(a) This Indenture shall cease to be of further effect with respect to the Securities of a Series (except that all obligations of the Company and the Guarantor under Section 7.7 hereof, the Trustee’s and Paying Agent’s obligations under Section 8.3 hereof and the rights, powers, protections and privileges accorded the Trustee and the Agents under Article VII hereof shall survive), and the Trustee, on written demand of the Company shall execute instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Securities of such Series, when:

(1) either

(A) all outstanding Securities of such Series theretofore authenticated and issued (other than destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(B) all outstanding Securities of such Series not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

(C) the Company has properly fulfilled each other means of satisfaction and discharge, as contemplated by Section 2.2 hereof to be applicable to the Securities of such Series,

and, in the case of clause (i), (ii) or (iii) above, the Company has irrevocably deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for such purpose (x) cash in an amount, or (y) Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash in an amount or (z) a combination thereof which will be sufficient, in the opinion (in case of (y) or (z)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Securities of such Series for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or for principal, premium, if any, and interest to the Stated Maturity or redemption date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable by it hereunder with respect to the Securities of such Series; and

(3) the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such Series have been complied with, together with an Opinion of Counsel to the same effect.

(b) Unless this Section 8.1(b) is specified as not being applicable to Securities of a Series as contemplated by Section 2.2 hereof, the Company may, with respect to a Series of Securities, omit to comply with the covenants specified in the Board Resolution and Officer’s Certificate or supplemental indenture establishing such Series of Securities (and the failure to comply with any such specified covenants shall not constitute a Default or Event of Default with respect to such Series of Securities under Section 6.1) (“covenant defeasance”) if:

(1) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the

Holders of Securities of such Series, (i) money, or (ii) Government Obligations with respect to such Series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Securities of such Series is to be made in an amount, or (iii) a combination thereof, that is sufficient, in the opinion (in the case of clauses (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and premium (if any) and interest on all Securities of such Series on each date that such principal, premium (if any) or interest is due and payable and (at the Stated Maturity thereof or upon redemption as provided in Section 8.1(h) hereof) to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such Government Obligations to the payment of said principal, premium (if any) and interest with respect to the Securities of such Series as the same shall become due;

(2) the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent to covenant defeasance with respect to the Securities of such Series have been complied with, and an Opinion of Counsel to the same effect;

(3) no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;

(4) the Company shall have delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee or a tax ruling to the effect that the beneficial owners of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.1(b) and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised;

(5) the Company has complied with any additional conditions specified pursuant to Section 2.2 to be applicable to covenant defeasance in respect of the Securities of such Series pursuant to this Section 8.1; and

(6) such deposit and covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in TIA § 310(b).

(c) In such event, this Indenture shall cease to be of further effect except that the Company’s and the Guarantor’s obligations in Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.8, Section 4.1, Section 4.6, Section 5.1, Section 7.7 and Section 7.8, the Trustee’s and Paying Agent’s obligations in Section 8.3 hereof and the rights, powers, protections and privileges accorded the Trustee and the Agents under Article VII hereof shall survive until all Securities of such Series are no longer outstanding. Thereafter, only the obligations of the Company and the Guarantor in Section 7.7 hereof and the Trustee’s and Paying Agent’s obligations in Section 8.3 hereof shall survive with respect to Securities of such Series.

(d) In order to have money available on a payment date to pay principal of or premium (if any) or interest on the Securities, the Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. Government Obligations shall not be callable at the issuer’s option.

(e) If the Company has previously complied or is concurrently complying with Section 8.1(b) hereof (other than any additional conditions specified pursuant to Section 2.2 that are expressly applicable only to covenant defeasance) with respect to Securities of a Series, then unless this Section 8.1(e) hereof is specified as not being applicable to Securities of such Series as contemplated by Section 2.2 hereof, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of such Series (“legal defeasance”) if:

(1) no Default or Event of Default under clauses (6) and (7) of Section 6.1(a) hereof shall have occurred at any time during the period ending on the 91st day after the date of deposit contemplated by Section 8.1(b) hereof (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(2) unless otherwise specified with respect to Securities of such Series as contemplated by Section 2.2 hereof, the Company has delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee to the effect referred to in Section 8.1(b)(4) hereof with respect to such legal defeasance, which opinion is based on (A) a private ruling of the Internal Revenue Service addressed to the Company or the Trustee, (B) a published ruling of the Internal Revenue Service or (C) a change in the applicable Federal income tax law (including regulations) after the date of this Indenture; the Company has complied with any other conditions specified pursuant to Section 2.2 hereof to be applicable to the legal defeasance of Securities of such Series pursuant to this Section 8.1(e); and

(3) the Company has delivered to the Trustee a Company Request requesting such legal defeasance of the Securities of such Series and an Officer’s Certificate stating that all conditions precedent with respect to such legal defeasance of the Securities of such Series have been complied with, together with an Opinion of Counsel to the same effect.

(f) In such event, the Company will be discharged from its obligations under this Indenture, except for the Company’s obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, pay Additional Amounts, maintain paying agencies and hold moneys for payment in trust and to compensate and indemnify the Trustee, and the entire indebtedness of the Company evidenced by such Securities shall be deemed paid and discharged.

(g) If and to the extent additional or alternative means of satisfaction, discharge or defeasance of Securities of a Series are specified to be applicable to such Series as contemplated by Section 2.2 hereof, the Company may terminate any or all of its obligations under this Indenture with respect to its Securities of a Series and any or all of its obligations under the Securities of such Series if it fulfills such other means of satisfaction and discharge as may be so specified, as contemplated by Section 2.2, to be applicable to the Securities of such Series.

(h) If Securities of any Series subject to subsections (a), (b), (c) or (d) of this Section 8.1 are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund provisions, the terms of the applicable trust arrangement shall provide for such redemption, and the Company shall make such arrangements as are reasonably satisfactory to the Trustee for the giving of notice of redemption in the name, and at the expense, of the Company.

Section 8.2. Application of Trust Money.

(a) The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.1 hereof.

(b) It shall apply the deposited money and the money from Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of premium (if any) and interest on and any Additional Amounts with respect to the Securities of the Series with respect to which the deposit was made.

Section 8.3. Repayment to Company.

(a) The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or Government Obligations (or proceeds therefrom) held by them at any time upon the written request of the Company.

(b) Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium (if any), interest or any Additional Amounts that remains unclaimed for two years after the date upon which such payment shall have become due.

(c) After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

Section 8.4. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money or Government Obligations deposited with respect to Securities of any Series in accordance with Section 8.1 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to the Securities of such Series and under the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 hereof until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 8.1 hereof; provided, however, that if the Company has made any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or the Paying Agent.

ARTICLE IX.

AMENDMENTS AND WAIVERS

Section 9.1. Without Consent of Holders.

(a) Without the consent of any Holder of Securities of a Series, the Company, the Guarantor and the Trustee may amend or supplement this Indenture, such Series of Securities or related Guarantee in the following circumstances by an indenture supplemental hereto:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption of the Company’s obligations under this Indenture or the Securities or the Guarantor’s obligations under the Guarantee by a successor upon any merger, consolidation or asset transfer in accordance with Section 5.1 hereof or to provide for the assumption of the Company’s obligations under this Indenture by a Subsidiary of the Guarantor in accordance with Section 5.2 hereof;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4) to provide any security for or guarantees of the Company’s Securities or for the addition of an additional obligor on the Company’s Securities;

(5) to comply with any requirement to effect or maintain the qualification of this Indenture under the TIA, if applicable;

(6) to add covenants that would benefit the Holders of the outstanding Securities or to surrender any rights the Company has under this Indenture;

(7) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall not become effective with respect to any outstanding Securities of any Series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(8) to provide for the issuance of and establish forms and terms and conditions of any Series of Securities;

(9) to issue additional Securities of any Series, provided that such additional Securities have the same terms (other than the issue date, date from which interest accrues, first interest payment date and restrictions on transfer) as, and be deemed part of the same Series as, the applicable Series of Securities to the extent required under this Indenture;

(10) to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;

(11) to add additional Events of Default with respect to the Company’s Securities (and if such Events of Default are to be for the benefit of less than all Series of Securities, stating that such are expressly being included solely for the benefit of such Series); and

(12) to make any change that does not adversely affect any outstanding Series of Securities in any material respect.

Section 9.2. With Consent of Holders.

(a) Subject to Section 9.3 hereof, this Indenture, the Securities of any Series or related Guarantee may be amended or supplemented, and waivers may be obtained, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of such Series voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Securities of a Series), and any existing Default or Event of Default with respect to such Series of Securities (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Additional Amounts, if any, on, such Securities of a Series, except a payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Securities of such Series or applicable Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Securities of a Series).

(b) The Holders of a majority in principal amount of the outstanding Securities of a Series issued by the Company may waive any existing or past Default or Event of Default with respect to those Securities. Notwithstanding the foregoing, those Holders may not, however, waive any Default or Event of Default in any payment on any Security or in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each outstanding Security of such Series affected.

(c) For the avoidance of doubt, any amendment, supplement or waiver to any Series of Securities made with the consent of Holders of such Series of Securities, shall be made with respect to that Series of Securities only, and not any other Series of Securities.

Section 9.3. Limitations.

(a) Without the consent of each Holder of outstanding Securities of a Series, an amendment, supplement or waiver may not:

(1) reduce the amount of the Securities of such Series whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or change the time for payment of interest on the Securities of such Series;

(3) reduce the principal of the Securities of such Series or change the Stated Maturity of the Securities of such Series;

(4) reduce any premium payable on the redemption of the Securities of such Series or change the time at which the Securities of such Series may or must be redeemed;

(5) change any obligation to pay Additional Amounts on the Securities of such Series;

(6) make payments on the Securities of such Series payable in currency other than as originally stated in such Securities;

(7) impair the Holder’s right to institute suit for the enforcement of any payment on the Securities of such Series;

(8) make any change in the percentage of principal amount of the Securities of such Series necessary to waive compliance with Section 6.8 and Section 6.13 of this Indenture or to make any change in this Section 9.3(a)(8); or

(9) waive a continuing Default or Event of Default regarding any payment on Securities of such Series.

Section 9.4. Form of Amendments.

Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture.

Section 9.5. Revocation and Effect of Consents.

(a) Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the written notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

(b) Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (1) through (9) of Section 9.3(a) hereof. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 9.6. Notation on or Exchange of Securities.

(a) The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated.

(b) The Company in exchange for its Securities of that Series may issue and the Trustee shall, upon receipt of a Company Order, authenticate upon request new Securities of that Series that reflect the amendment or waiver.

Section 9.7. Trustee Protected.

(a) In executing, or accepting the additional trusts created by, any supplemental indenture, amendment or waiver permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Article VII hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

(b) The Trustee may, but shall not be obligated to, enter into any supplemental indentures which affect the Trustee’s own rights, duties, immunities, or indemnities under this Indenture, the Securities or otherwise.

ARTICLE X.

MISCELLANEOUS

Section 10.1. Notices.

(a) Any request, direction, instruction, demand, document, notice or communication by the Company, the Guarantor or the Trustee to the other, or by a Holder to the Company or the Trustee, shall be in English and in writing and delivered in person, mailed by first-class mail, electronic transmission or delivered by overnight courier as follows:

(1) if to the Company:

Schlumberger Finance B.V.

Parkstraat 83

2514 JG

The Hague

Netherlands

Attention: Treasurer

And also to:

SLB Limited

5599 San Felipe Street, 17th Floor

Houston, Texas 77056

Attention: Vice President Treasurer

(2) if to the Guarantor:

SLB Limited

5599 San Felipe Street, 17th Floor

Houston, Texas 77056

Attention: Vice President Treasurer

(3) if to the Trustee:

[__________]

[__________]

[__________]

Attention: [__________]

(b) Notices shall be effective upon the recipient’s actual receipt thereof. Any party by written notice to the other parties may designate additional or different addresses for subsequent notices or communications.

(c) Any notice or communication to (i) a Securityholder of a Certificated Security shall be mailed by first-class mail to his address shown on the register kept by the Registrar and (ii) a Securityholder of a Global Security shall be delivered to the Depositary in accordance with its applicable procedures. Failure to give a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

(d) If a notice or communication to any Securityholder is given in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

(e) If the Company gives a notice or communication to Securityholders, it shall give a copy to the Trustee and each Agent at the same time.

(f) The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and the Securities and delivered using Electronic Means; provided, however, that the Company and/or the Guarantor, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company and/or the Guarantor, as applicable, whenever a person is to be added or deleted from the listing.

(g) If the Company and/or the Guarantor, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.

(h) The Company and the Guarantor understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.

(i) The Company and the Guarantor shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company, the Guarantor and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and/or the Guarantor, as applicable.

(j) The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.

(k) The Company and the Guarantor agree:

(1) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties;

(2) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or the Guarantor, as applicable;

(3) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and

(4) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 10.2. Communication by Holders with Other Holders.

Securityholders of a Series may communicate pursuant to TIA § 312(b), as if such section applied hereto, with other Securityholders of such Series with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Agents and anyone else shall have the protection of TIA § 312(c).

Section 10.3. Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor, as applicable, shall furnish to the Trustee:

(1) an Officer’s Certificate (which shall include the statements set forth in Section 10.4 hereof) stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 10.4 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.4. Statements Required in Certificate or Opinion.

(a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.2 hereof in accordance with TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include substantially:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.5. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.6. Legal Holidays.

If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day at such place if payment, and no interest shall accrue for the intervening period.

Section 10.7. No Personal Liability of Directors, Officers, Employees and Certain Others.

(a) No director, officer, employee, incorporator or similar founder, stockholder or member of the Company or the Guarantor, as such, will have any liability for or any obligations of the Company or the Guarantor under this Indenture or the Securities, or Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation.

(b) Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 10.8. FATCA.

(a) Each of the Company and the Guarantor agrees that if reasonably requested in writing by the Trustee, Paying Agent, Registrar or Transfer Agent (for purposes of this Section 10.8, the “Trustee”), the Company and the Guarantor shall provide such information as is reasonably necessary for the Trustee to determine that the Trustee is in compliance with the requirements of Sections 1471 to 1474 of the Internal Revenue Code of 1986, as amended, and any current or future regulations or official interpretations thereof (collectively, “FATCA”), in relation to a payment made under this Indenture, the Securities or any Guarantee; provided, however, that the Company shall not be required to provide any information that it is prohibited from disclosing.

(b) The Trustee shall be entitled to make any withholding or deduction from payments under this Indenture, the Securities or any Guarantee to the extent necessary to comply with FATCA.

(c) The Trustee shall have no liability for, and each of the Company and the Guarantor shall indemnify and hold harmless the Trustee against any liability for, any withholding or deduction made by the Trustee, or any failure by the Trustee to make any withholding or deduction, in each case, to the extent such action or failure to act was taken in reliance on the information provided by the Company or the Guarantor pursuant to the first sentence of this Section 10.8.

Section 10.9. Counterparts.

(a) This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(b) The exchange of copies of this Indenture and of signature pages in electronic format (e.g., “.pdf” or “.tif”) shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.

(c) Signatures of the parties hereto transmitted in electronic format (e.g., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.

Section 10.10. Governing Laws.

THIS INDENTURE, THE SECURITIES AND EACH GUARANTEE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR ANY GUARANTEE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 10.11. No Adverse Interpretation of Other Agreements.

(a) This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company.

(b) Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.12. Successors.

(a) All agreements of the Company and the Guarantor in this Indenture and the Securities shall bind their respective successors.

(b) All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.13. Severability.

In case any provision in this Indenture or in the Securities or in any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.14. Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.15. Judgment Currency.

(a) Each of the Company and the Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that (1) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series or this Indenture (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the recipient could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the recipient could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (2) its obligations under this Indenture to make payments in the Required Currency (A) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (1)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (B) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (C) shall not be affected by judgment being obtained for any other sum due under this Indenture.

(b) For purposes of the foregoing, “New York Banking Day” means any Business Day in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

Section 10.16. English Language.

(a) This Indenture has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications delivered or delivered pursuant to this Indenture (including any modifications or supplements hereto), shall be in the English language, or accompanied by a certified English translation thereof.

(b) In the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Indenture, and absent manifest error, control the meaning of the matters set out therein.

Section 10.17. Submission to Jurisdiction; Appointment of Agent.

(a) Any suit, action or proceeding against the Company or the Guarantor or its respective properties, assets or revenues with respect to this Indenture, the Securities or any Guarantee (a “Related Proceeding”) may be brought in any state or Federal court in the Borough of Manhattan in The City of New York, New York, as the Person bringing such Related Proceeding may elect in its sole discretion.

(b) The Company and the Guarantor hereby consent to the non-exclusive jurisdiction of each such court for the purpose of any Related Proceeding and irrevocably waive any objection to the laying of venue of any Related Proceeding brought in any such court and to the fullest extent they may effectively do so and the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

(c) The Company and the Guarantor hereby agree that service of all writs, claims, process and summonses in any Related Proceeding brought against them in the State of New York may be made upon SLB Limited, 5599 San Felipe Street, 17th Floor, Houston, Texas 77057 Attention: Vice President Treasurer (the “Process Agent”).

(d) Each of the Company and the Guarantor has irrevocably appointed the Process Agent as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and hereby agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon.

(e) The Company and the Guarantor hereby agree to have an office or to maintain at all times an agent with offices in the United States of America to act as Process Agent.

(f) Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 10.18. Waiver of Immunity.

To the extent that the Company or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Indenture, Securities and/or the Guarantees.

Section 10.19. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 10.20. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA § 318(c), the imposed duties shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Schlumberger Finance B.V.

By:
Name:
Title:

SLB Limited

By:
Name:
Title:

[Signature Page to Base Indenture]

[__________]

as Trustee, Registrar, Paying Agent and Transfer Agent

By:
Name:
Title:

[Signature Page to Base Indenture]